    As filed with the Securities and Exchange Commission on November 12, 1997

                                                    REGISTRATION NO. 333-______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------


                              SAFESKIN CORPORATION
             (Exact name of registrant as specified in its charter)

                                  -------------


                FLORIDA                                         59-2617525
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)

                             12671 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130

          (Address of principal executive offices, including zip code)

                                  -------------

       SAFESKIN CORPORATION AMENDED AND RESTATED EQUITY COMPENSATION PLAN

                            (Full title of the plan)

                                  -------------

                             William C. Miller, Esq.
                       Vice President and General Counsel
                              Safeskin Corporation
                             12671 High Bluff Drive
                           San Diego, California 92130
                     (Name and address of agent for service)
                                 (619) 794-8111
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                            Kara L. MacCullough, Esq.
                           Morgan, Lewis & Bockius LLP
                        5300 First Union Financial Center
                          200 South Biscayne Boulevard
                              Miami, Florida 33131
                                 (305) 579-0446

                              --------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of securities to be         Amount to be             Proposed maximum              Proposed maximum              Amount of
registered                         registered          offering price per share      aggregate offering price      registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par        1,500,000 shares  (1)            $46.00 (2)                   $69,000,000               $20,909.09
value per share
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Safeskin Corporation's outstanding shares of Common Stock.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Safeskin Corporation on November 7, 1997, as reported by the Nasdaq National Market.

                             ----------------------

Approximate date of proposed commencement of sales pursuant to the plan: promptly, and on a continuous basis for more than 30 days after the effective date of this Registration Statement.

===============================================================================

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is filed soley for the purposes of registering additional shares under Safeskin Corporation's Amended and Restated Equity Compensation Plan (the "Equity Plan"). The Company previously filed a Registration Statement on Form S-8 (File No. 33-77550) on April 11, 1994 and a Registration Statement on Form S-8 (File No. 333-05503) on June 7, 1996 in order to register shares under the Equity Plan. The contents of such earlier Registration Statements are incorporated herein by reference.

INCORPORATION BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated by reference herein:

         (a) The Company's 14A Definitive Proxy filed with the Commission on May 1, 1997, including the desciption of the Company's Equity Plan.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

OPINIONS AND CONSENTS

EXHIBIT NO.       EXHIBITS

   5              Opinion of Morgan, Lewis & Bockius LLP

  23.1            Consent of Morgan, Lewis & Bockius LLP*

  23.2            Consent of Coopers & Lybrand L.L.P.

------------------------

*        Included as part to the opinion contained in Exhibit 5 herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of November, 1997.

                                            SAFESKIN CORPORATION



                                            By /s/ RICHARD JAFFE
                                               --------------------------------
                                                    Richard Jaffe
                                                    Chairman, President
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Richard Jaffe and David L. Morash, and each such officer acting alone, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


            SIGNATURE                                 TITLE                                       DATE
            ---------                                 -----                                       ----

        /s/ Richard Jaffe               Chairman, President, Chief Executive              November 11, 1997
---------------------------------         Officer and Director
            Richard Jaffe


        /s/ David L. Morash             Executive Vice President and Chief                November 11, 1997
---------------------------------         Financial Officer
             David L. Morash

       /s/ Seth S. Goldman              Vice President, Finance, Controller               November 11, 1997
---------------------------------         and Secretary
           Seth S. Goldman


      /s/ Neil K. Braverman             Director                                          November 11, 1997
---------------------------------
          Neil K. Braverman


                                         Director                                        November   , 1997
---------------------------------
          Cam L. Garner


       /s/ Irving Jaffe                  Chairman Emeritus and Director                   November 12, 1997
---------------------------------
           Irving Jaffe

                                        Director                                         November    , 1997
---------------------------------
        Howard L. Shecter


        /s/ Joseph Stemler                Director                                       November 12, 1997
---------------------------------
            Joseph Stemler


                                  EXHIBIT INDEX

EXHIBIT NO.                 EXHIBIT                                                     PAGE
-----------                 -------                                                     ----
5                           Opinion and Consent of Morgan, Lewis & Bockius LLP

23.2                        Consent of Coopers & Lybrand L.L.P.
